Exhibit 99.1

FOR:	Consolidated Graphics, Inc.

CONTACT:	Jon C. Biro
Executive Vice President/
Chief Financial Officer
Consolidated Graphics, Inc.
(713) 787-0977

Matt Steinberg/Katie Pyra
FTI Consulting, Inc.
(212) 850-5600

CONSOLIDATED GRAPHICS REPORTS FINANCIAL RESULTS FOR THE

QUARTER AND YEAR ENDED MARCH 31, 2013

Fourth Quarter Highlights:

•                  Both revenue and same-store sales increased year-over-year

•                  Adjusted Operating Income increased 115% to $12.8 million

•                  Adjusted Diluted Earnings Per Share increased 182% to $.79

HOUSTON, TEXAS — May 15, 2013 — Consolidated Graphics, Inc. (NYSE: CGX) today announced financial results for its fourth quarter and year ended March 31, 2013.

Revenue for the March 2013 quarter increased to $251.0 million, compared to $250.6 million for the same quarter last year due to a .5% same-store sales increase, excluding election related business. Adjusted Operating Income increased 115% for the quarter to $12.8 million or 5.1% of revenue, compared to $6.0 million or 2.4% of revenue last year. Adjusted Net Income increased 167% to $7.6 million for the quarter, compared to $2.9 million for the prior year. Adjusted Diluted Earnings Per Share for the March quarter increased 182% to $.79, compared to $.28 last year. Adjusted EBITDA increased 22.9% to $30.7 million for the quarter and Free Cash Flow was $32.4 million.

Largely due to $12.6 million in charges related to the withdrawal from certain multi-employer pension plans and impairment of goodwill, operating loss for the March 2013 quarter was $.2 million. The March 2012 quarter operating loss was $8.3 million and included charges for withdrawing from certain multi-employer pension plans and asset impairments. Net loss for the March 2013 quarter was $.3 million or $.03 diluted loss per share, compared to a net loss of $5.9 million or $.57 diluted loss per share in the prior year.

Revenue for the fiscal year ended March 31, 2013 increased to $1,048 million, compared to $1,045 million in the prior year and Adjusted Operating Income increased 7.4% to $54.6 million.

Adjusted EBITDA for the year ended March 31, 2013 increased 4.0% to $127.9 million and Adjusted Diluted Earnings per share were $3.43 for the year, compared to $2.70 in the prior year. Full year Free Cash Flow was $64.6 million.

Operating income for the year ended March 31, 2013 was $35.7 million and included $16.9 million in charges for withdrawing from certain multi-employer pension plans, asset impairment,

CONSOLIDATED GRAPHICS REPORTS FOURTH QUARTER 2013 FINANCIAL RESULTS

including goodwill, and facility relocation. Operating income for the year ended March 31, 2012 was $26.7 million and included charges for withdrawing from certain multi-employer pension plans, asset impairment, including goodwill, and facility relocation. Net income for the year was $22.2 million or $2.26 diluted earnings per share, compared to net income of $14.1 million or $1.32 diluted earnings per share in the prior year.

Joe R. Davis, Chairman and Chief Executive Officer of Consolidated Graphics, commented “We continue to see growth in several key areas of the commercial printing industry. For example, our temporary point of sale product revenues are growing and Consolidated Graphics is in a unique position to deliver these unmatched solutions to customers. These solutions include our ability to distribute and then print consistent and high quality products across our platform. Using our solutions, customers can get to market faster, at an overall lower cost. Other key growth areas for Consolidated Graphics include digital print, packaging, fulfillment and collectible cards. These product areas, which represent 38% of our overall sales, all grew compared to last year and we expect these trends to continue going forward. We will continue to invest and enhance our capabilities in these areas.”

A reconciliation of the non-GAAP financial measures, Adjusted EBITDA, Free Cash Flow, Adjusted Operating Income, Adjusted Operating Margin, Adjusted Net Income and Adjusted Diluted Earnings Per Share to the most directly comparable GAAP financial measures are included in the attached tables and in the related Current Report on Form 8-K filed with the Securities and Exchange Commission. The Form 8-K also includes the basis for management’s use of these non-GAAP financial measures.

Consolidated Graphics, Inc. will host a conference call today, Wednesday, May 15, 2013, at 11:00 a.m. Eastern Time, to discuss its fourth quarter fiscal 2013 results. The conference call will be simultaneously broadcast live over the Internet on our website (www.cgx.com) and a subsequent archive of such call will also be available on our website.

Consolidated Graphics, Inc. (CGX), headquartered in Houston, Texas, is one of North America’s leading general commercial printing companies. With 70 printing businesses strategically located across 27 states, Toronto, Prague, and Gero, Japan, CGX offers an unmatched geographic footprint, unsurpassed capabilities, and unparalleled levels of convenience, efficiency and service. With locations in or near virtually every major U.S. market, CGX provides the service and responsiveness of a local printer enhanced by the economic, geographic and technological advantages of a large national organization.

Consolidated Graphics’ vast and technologically advanced sheetfed and web printing capabilities are complemented by the world’s largest integrated digital footprint. By coupling North America’s most comprehensive printing capabilities with strategically located fulfillment centers and industry-leading technology, CGX delivers end-to-end print production and management solutions that are based on the needs of our customers to improve their results. For more information, visit www.cgx.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in which the Company discusses factors it believes may affect its performance or results in the future. Forward-looking statements are all statements other than historical facts, such as statements regarding assumptions, expectations, beliefs and projections about future events or conditions. You can generally identify forward-looking statements by the appearance in such a statement of words like “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “forecast,” “project,” “should” or “will” or other comparable words or the negative of such words. The accuracy of the Company’s assumptions, expectations, beliefs and projections depends on events or conditions that change over time and are thus susceptible to change based on actual experience, new developments and known and unknown risks, including those created by general market conditions, competition and the possibility that events may occur beyond the Company’s control, which may limit its ability to maintain or improve its operating results or financial condition or acquire additional printing businesses. The Company gives no assurance that the forward-looking statements will prove to be correct and does not undertake any duty to update them. The Company’s actual future results might differ from the forward-looking statements made in this press release for a variety of reasons, which include weakness in the economy, financial stability of its customers, the sustained growth of its digital printing business, seasonality of election-related business, its ability to adequately manage business expenses, including labor costs, the unfavorable outcome of legal proceedings, the lack of or adequacy of insurance coverage for its operations, the continued availability of raw materials at affordable prices, retention of its key management and operating personnel, satisfactory labor relations, the potential for additional goodwill impairment charges, or charges related to our withdrawal from multi-employer pension plans, its ability to identify new acquisition opportunities, negotiate and finance such acquisitions on acceptable terms and successfully absorb and manage such acquisitions in a timely and efficient manner, as well as other risks described under the heading “Risk Factors” of our Annual Report on Form 10-K and the risk factors and cautionary statements described in the other documents the Company files or furnishes from time to time with the Securities and Exchange Commission, including its Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Should one or more of the foregoing risks or uncertainties materialize, or should the Company’s underlying assumptions, expectations, beliefs or projections prove incorrect, the Company’s actual results may vary materially from those anticipated in its forward-looking statements, and its business, financial condition and results of operations could be materially and adversely affected.

Regulation G Reconciliation

This press release also contains references to the non-GAAP financial measures of Adjusted EBITDA, which we define as earnings, or net income, before interest, income taxes, depreciation and amortization, goodwill impairment charges, other charges and accretion of pension liability, share-based compensation expense, non-cash foreign currency transaction gains and losses and net losses/gains from asset dispositions, Free Cash Flow, which we define as net cash provided by operating activities less capital expenditures plus proceeds from assets dispositions, Adjusted Operating Income, which we define as operating income before goodwill impairment charges, other charges and accretion of pension liability, share-based compensation expense, and non-cash foreign currency transaction net gains and losses, Adjusted Operating Margin, which we define as Adjusted Operating Income divided by sales, Adjusted Net Income, which we define as net income before goodwill impairment charges, other charges and accretion of pension liability, share-based compensation expense,  non-cash foreign currency transaction net gain and losses, all net of tax, and Adjusted Diluted Earnings Per Share, which we define as Adjusted Net Income divided by diluted weighted average number of common shares outstanding. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are provided in the tables below. Management’s opinion regarding the usefulness of these non-GAAP financial measures to investors and a description of the ways in which management used such measures can be found in the related Current Report on Form 8-K we filed with the Securities and Exchange Commission.

(Tables to follow)

# # #

CONSOLIDATED GRAPHICS, INC.

Condensed Consolidated Income Statements

(In thousands, except per share amounts, and unaudited)

	Three Months Ended				Year Ended
	March 31,				March 31,
	2013	2012	Change		2013	2012	Change
			$	%			$	%
Sales	$251,017	$250,551	466	—	$1,048,237	$1,045,195	3,042	—
Cost of Sales	191,579	197,957	(6,378)	(3)	804,969	809,163	(4,194)	(1)
Gross Profit	59,438	52,594	6,844	13	243,268	236,032	7,236	3
Selling Expenses	22,835	22,354	481	2	92,865	90,765	2,100	2
General and Administrative Expenses	23,887	25,187	(1,300)	(5)	97,458	97,454	4	—
Goodwill Impairment Charge	949	—	949	nm	949	1,984	(1,035)	(52)
Other Charges	11,682	13,505	(1,823)	(13)	15,993	18,786	(2,793)	(15)
Other Expense	272	(135)	407	nm	289	294	(5)	(2)
Operating Income (Loss)	(187)	(8,317)	8,130	nm	35,714	26,749	8,965	34
Interest Expense, Net	1,146	1,460	(314)	(22)	5,227	6,291	(1,064)	(17)
Income (Loss) before Taxes	(1,333)	(9,777)	8,444	nm	30,487	20,458	10,029	49
Income Tax Expense (Benefit)	(1,038)	(3,925)	2,887	nm	8,262	6,356	1,906	30
Net Income (Loss)	$(295)	$(5,852)	5,557	nm	$22,225	$14,102	8,123	58

Earnings (Loss) Per Share
Basic	$(.03)	$(.57)			$2.27	$1.33
Diluted	$(.03)	$(.57)			$2.26	$1.32

Weighted Average Shares Outstanding
Basic	9,621	10,231			9,812	10,592
Diluted	9,621	10,231			9,837	10,708

Effective Income Tax Rate	78%	40%			27%	31%

nm- not meaningful

CONSOLIDATED GRAPHICS, INC.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share amounts, and unaudited)

	March 31, 2013	March 31, 2012
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$12,217	$6,065
Accounts receivable, net	164,647	162,093
Inventories	55,389	54,129
Prepaid expenses	15,877	14,976
Deferred income taxes	10,215	9,763
Total current assets	258,345	247,026
PROPERTY AND EQUIPMENT, net	343,832	377,055
GOODWILL	23,870	24,847
OTHER INTANGIBLE ASSETS, net	11,936	15,623
OTHER ASSETS	6,660	10,569
	$644,643	$675,120
LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Current portion of long-term debt	$20,550	$23,596
Accounts payable	83,578	90,392
Accrued liabilities	71,974	68,496
Total current liabilities	176,102	182,484
LONG-TERM DEBT, net of current portion	103,134	140,150
OTHER LIABILITIES	44,255	31,523
DEFERRED INCOME TAXES, net	42,778	47,262
Total liabilities	366,269	401,419
COMMITMENTS AND CONTINGENCIES SHAREHOLDERS’ EQUITY
Common stock, $.01 par value; 100,000,000 shares authorized; 9,633,475 and 10,239,819 issued and outstanding	96	102
Additional paid-in capital	154,657	161,914
Retained earnings	124,139	109,832
Accumulated other comprehensive income (loss)	(518)	1,853
Total shareholders’ equity	278,374	273,701
	$644,643	$675,120

Total debt	$123,684	$163,746
Debt-to-total capitalization	31%	37%

CONSOLIDATED GRAPHICS, INC.

Reconciliations of Non-GAAP Financial Measures

(In thousands, except per share amounts, and unaudited)

	Three Months Ended		Year Ended
	March 31,		March 31,
	2013	2012	2013	2012

Net income (loss)	$(295)	$(5,852)	$22,225	$14,102
Income tax expense (benefit)	(1,038)	(3,925)	8,262	6,356
Interest expense, net	1,146	1,460	5,227	6,291
Depreciation and amortization	17,646	18,645	72,799	72,419
Goodwill impairment charge	949	—	949	1,984
Other charges and accretion of pension liability	11,682	13,623	15,993	19,166
Share-based compensation expense	476	797	2,325	2,650
Non-cash foreign currency transaction (gain) loss	(111)	(135)	(351)	294
Net (gain) loss from asset dispositions	294	404	459	(321)
Adjusted EBITDA	$30,749	$25,017	$127,888	$122,941

Net cash provided by operating activities	$38,435	$44,863	$100,214	$108,192
Capital expenditures	(7,479)	(11,152)	(38,852)	(59,965)
Proceeds from asset dispositions	1,482	515	3,218	3,209
Free Cash Flow	$32,438	$34,226	$64,580	$51,436

Operating income (loss)	$(187)	$(8,317)	$35,714	$26,749
Goodwill impairment charge	949	—	949	1,984
Other charges and accretion of pension liability	11,682	13,623	15,993	19,166
Share-based compensation expense	476	797	2,325	2,650
Non-cash foreign currency transaction (gain) loss	(111)	(135)	(351)	294
Adjusted Operating Income	$12,809	$5,968	$54,630	$50,843
Adjusted Operating Margin	5.1%	2.4%	5.2%	4.9%

Net income (loss)	$(295)	$(5,852)	$22,225	$14,102
Goodwill impairment charge	949	—	949	1,984
Tax benefit of goodwill impairment charge	(370)	—	(370)	(774)
Other charges and accretion of pension liability	11,682	13,623	15,993	19,166
Tax benefit of other charges and accretion of pension liability	(4,556)	(5,313)	(6,237)	(7,402)
Share-based compensation expense, net of taxes	290	486	1,417	1,617
Non-cash foreign currency transaction (gain) loss, net of taxes	(68)	(82)	(214)	179
Adjusted Net Income	$7,632	$2,862	$33,763	$28,872

CONSOLIDATED GRAPHICS, INC.

Reconciliations of Non-GAAP Financial Measures

(In thousands, except per share amounts, and unaudited)

	Three Months Ended		Year Ended
	March 31,		March 31,
	2013	2012	2013	2012

Diluted earnings (loss) per share	$(.03)	$(.57)	$2.26	$1.32
Goodwill impairment charge	.10	—	.10	.19
Tax benefit of goodwill impairment charge	(.04)	—	(.04)	(.07)
Other charges and accretion of pension liability	1.21	1.32	1.63	1.79
Tax benefit of other charges and accretion of pension liability	(.47)	(.51)	(.63)	(.70)
Share-based compensation expense, net of taxes	.03	.05	.13	.15
Non-cash foreign currency transaction (gain) loss, net of taxes	(.01)	(.01)	(.02)	.02
Adjusted Diluted Earnings Per Share	$.79	$.28	$3.43	$2.70